Exhibit 99

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FOR IMMEDIATE RELEASE
---------------------------------------------              DREW
Date:    April 24,  2003                          INDUSTRIES INCORPORATED
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Contact: Leigh J. Abrams, President and CEO
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Phone:   (914) 428-9098   Fax: (914) 428-4581
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E Mail:  Drew@drewindustries.com
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                  DREW INDUSTRIES REPORTS FIRST QUARTER RESULTS

WHITE PLAINS, NEW YORK - APRIL 24, 2003 - Drew Industries Incorporated (AMEX:
DW) today reported net sales of $80.8 million in the first quarter of 2003, an increase of 12 percent from net sales of $72.2 million in the first quarter of 2002. Income from continuing operations was $3.1 million, or $.31 per diluted share, a 14 percent decline from the $3.6 million, or $.37 per share reported in the first quarter of 2002. Drew also had income from discontinued operations of $.01 per share, largely from the sale of the last of its axle and tire refurbishing operations in January 2003. The first and fourth quarters are typically the slowest time of the year for the industries that Drew serves.

The decrease in earnings was largely due to the continuation of extremely difficult conditions in the manufactured housing industry, costs related to patent litigation involving the Company's new RV slide-out systems which was settled in February through a licensing agreement, and higher insurance and steel costs. However, steel prices have recently softened from the extremely high levels of the second half of 2002. While steel prices remain volatile, if current trends continue, the lower cost of this raw material is expected to have a favorable impact on Drew's earnings comparisons for the balance of the year, particularly in the third and fourth quarters. Health insurance costs were impacted by a larger than typical number of high cost claims during the quarter.

"We remain optimistic that we will post strong full-year results" said Leigh J. Abrams, President and CEO. "Recent economic uncertainty may have caused consumers to delay purchases, but we hope consumer confidence will recover as a result of the winding-down of the conflict in Iraq. We are well positioned for the eventual upturn in the manufactured housing market, and we also continue to look for growth opportunities."

Recreational Vehicle Products Segment

Drew's RV products ("RV") segment continued to outperform the recreational vehicle industry by achieving a 45 percent increase in net sales during the first quarter of 2003, compared to an 11 percent increase in industry-wide shipments of RVs through February, the last month for which industry statistics are available. During these two months, the industry reported a 20 percent increase in travel trailers, Drew's primary RV market.


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
DREW INDUSTRIES / Page 2 of 4


Drew's RV segment achieved a 26 percent increase in operating profit, to $4.5 million in the current quarter, from $3.6 million in the first quarter of 2002. Excluding the costs of approximately $500,000 related to the settled patent litigation, the operating profit of this segment for the first quarter rose 40 percent, despite higher steel and insurance costs.

Mr. Abrams said: "Our RV segment has achieved extraordinary growth over the last 15 months. All product lines in Drew's RV segment have exceeded industry growth rates. While we know the current level of industry growth cannot continue indefinitely, the long-term demographic trends for the RV industry are excellent, and we are confident in our ability to continue to outperform the industry throughout 2003."

Manufactured Housing Products Segment

Drew's manufactured housing products ("MH") segment continues to be adversely impacted by extremely low industry production levels. Net sales by the Company's MH segment declined 18 percent, to $30.6 million in the current quarter, from $37.5 million in the comparable period last year. Although this was better than the industry-wide 28 percent decline in production during the first two months of 2003, segment sales were below the Company's expectations. In addition, higher costs for steel and insurance caused segment operating profit to decline by 40 percent to $2.5 million, from $4.2 million in the first quarter last year.

"We are disappointed with the impact that conditions in the manufactured housing industry had on Drew's MH segment. However, the fact that our MH segment has remained highly profitable throughout this difficult period is truly remarkable," said Abrams. "The manufactured housing industry continues to supply quality homes at attractive prices, which we believe will lead to greater demand for these homes over time. When the industry finally begins to recover, we expect this segment's results to improve significantly."

Balance Sheet/Other

Drew reported that, as a result of a concerted management effort, inventories declined $2.8 million since December 31, 2002. Accounts receivable remain current and continue to be collected quickly with less than 23 days sales outstanding at the end of the quarter. Capital expenditures were $1.2 million for the quarter, and are expected to be approximately $8.5 million for the year. Depreciation and amortization was $2.0 million for the quarter and is expected to total approximately $8.2 million for the year.


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DREW INDUSTRIES / Page 3 of 4

As previously reported, Drew adopted Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets" on January 1, 2002, and recorded, in the first quarter of 2002, an after tax charge of $30.1 million, or $3.05 per diluted share, for impairment of goodwill. The charge did not affect cash or operations.

"Our decentralized manufacturing model allows Drew to be close to our customers and to respond quickly to upturns, or as is the case in manufactured housing, downturns in the market," said Abrams. "Our long track record of successive profitable quarters continues, and we look forward to building our momentum in the coming quarters."

Conference Call

Drew will provide an online, real-time webcast and rebroadcast of its first quarter earnings conference call on Thursday, April 24, 2003, at 11:30 a.m. Eastern time, at www.drewindustries.com. Individual investors can also listen to the call at www.companyboardroom.com.

Institutional investors can access the call via the password-protected event management site, StreetEvents (www.streetevents.com). A replay of the conference call will be available by telephone by dialing (888) 286-8010 and referencing access code 888483. A replay will also be available on Drew's website.

About Drew

Drew, through its wholly-owned subsidiaries, Kinro and Lippert Components, supplies a broad array of components for RVs and manufactured homes. Drew's products include aluminum and vinyl windows and screens, doors, chassis, chassis parts, chassis slide-out systems, and bath and shower units. From 39 factories located throughout the United States and one factory in Canada, Drew serves most major national manufacturers of RVs and manufactured homes in an efficient and cost-effective manner. Additional information about Drew and its products can be found at www.drewindustries.com.

Forward Looking Statements

This press release contains certain statements, including the Company's plans and expectations regarding its operating strategy, products and costs, and its views of the prospects of the recreational vehicle and manufactured housing industries, which are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Act of 1995. These forward-looking statements reflect the Company's views, at the time such statements were made, with respect to the Company's future plans, objectives, events and financial results, such as revenues, expenses, income, earnings per share, capital expenditures, and other financial items. Forward-looking statements are not guarantees of future performance; they are subject to risks and uncertainties. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.


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DREW INDUSTRIES / Page 4 of 4

There are a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include pricing pressures due to competition, raw material costs (particularly aluminum, vinyl, steel, glass, and ABS resin), availability of retail and wholesale financing for manufactured homes, availability and costs of labor, inventory levels of retailers and manufacturers, the financial condition of our customers, interest rates, and adverse weather conditions impacting retail sales. In addition, general economic conditions and consumer confidence may affect the retail sale of RVs and manufactured homes.

                                      # # #


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

                              OPERATING RESULTS (1)

                                                                    Quarter Ended            Last Twelve
                                                                       March 31,                Months
                                                                ----------------------------------------
(In thousands, except per share amounts)                          2003           2002
                                                                  ----           ----
Net sales                                                       $ 80,827        $ 72,187        $334,071
Cost of sales                                                     62,877          54,139         255,582
                                                                --------        --------        --------
   Gross profit                                                   17,950          18,048          78,489
Selling, general and administrative expenses                      12,001          11,146          50,229
                                                                --------        --------        --------
       Operating profit                                            5,949           6,902          28,260
Interest expense                                                     811             931           3,446
                                                                --------        --------        --------
       Income from continuing operations before
         income taxes and cumulative effect of
         change in accounting principle                            5,138           5,971          24,814
Provision for income taxes                                         2,010           2,322           9,571
                                                                --------        --------        --------
       Income from continuing operations before
         cumulative effect of change in
         accounting principle                                      3,128           3,649          15,243
Discontinued operations (net of taxes)                               138            (117)             55
                                                                --------        --------        --------
       Income before cumulative effect of
         change in accounting principles                           3,266           3,532          15,298
Cumulative effect of change in accounting
   principle                                                                     (30,080)            (82)
                                                                --------        --------        --------
       Net income (loss)                                        $  3,266        $(26,548)       $ 15,216
                                                                ========        ========        ========

Net income (loss) per common share:
       Income from continuing operations before
       cumulative effect of change in
         accounting principle:
                Basic                                           $   0.31        $   0.38        $   1.54
                                                                ========        ========        ========
                Diluted                                         $   0.31        $   0.37        $   1.51
                                                                ========        ========        ========
       Discontinued operations, net of taxes:
                Basic                                           $   0.02        $  (0.01)       $   0.01
                                                                ========        ========        ========
                Diluted                                         $   0.01        $  (0.01)       $   0.01
                                                                ========        ========        ========
       Cumulative effect of change in
         accounting principle, net of taxes:
                Basic                                                           $  (3.11)       $  (0.01)
                                                                                ========        ========
                Diluted                                                         $  (3.05)       $  (0.01)
                                                                                ========        ========
       Net income (loss)
                Basic                                           $   0.33        $  (2.74)         $ 1.54
                                                                ========        ========        ========
                Diluted                                         $   0.32        $  (2.69)       $   1.51
                                                                ========        ========        ========

Weighted average common shares outstanding:
     Basic                                                         9,969           9,681           9,862
                                                                ========        ========        ========
     Diluted                                                      10,181           9,862          10,088
                                                                ========        ========        ========

Depreciation and amortization                                   $  1,962        $  1,700        $  7,594
                                                                ========        ========        ========
Capital expenditures                                            $  1,166        $  2,447        $  9,257
                                                                ========        ========        ========

(1) Financial information for prior periods has been reclassified to reflect the Company's axle and tire business as a discontinued operation.


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

                          BALANCE SHEET INFORMATION (2)

                                                                                              March 31,
                                                                                    ------------------------------
(In thousands, except per share amounts and ratios)                                   2003                  2002
                                                                                      ----                  ----
Current assets
   Cash and short term investments ....................................             $  3,032              $  1,373
   Accounts receivable, net ...........................................               19,853                20,243
   Inventories ........................................................               34,349                25,696
   Prepaid expenses and other current assets ..........................                5,925                 4,513
   Discontinued operations ............................................                   18                 3,630
                                                                                    --------              --------
       Total current assets ...........................................               63,177                55,455
Fixed assets, net .....................................................               73,471                70,619
Goodwill, net .........................................................                7,043                 5,972
Other intangible assets ...............................................                4,843                   977
Other assets ..........................................................                3,198                 5,739
                                                                                    --------              --------
       Total assets ...................................................             $151,732              $138,762
                                                                                    ========              ========

Current liabilities
   Current maturities of long-term indebtedness .......................             $  9,963              $  9,653
   Accounts payable, accrued expenses and other current liabilities ...               25,319                28,526
   Discontinued operations ............................................                  196                 1,194
                                                                                    --------              --------
       Total current liabilities ......................................               35,478                39,373
Long-term indebtedness ................................................               38,449                44,324
Other long-term obligations ...........................................                3,500                   245
                                                                                    --------              --------
       Total liabilities ..............................................               77,427                83,942
       Total stockholders' equity .....................................               74,305                54,820
                                                                                    --------              --------
       Total liabilities and stockholders' equity .....................             $151,732              $138,762
                                                                                    ========              ========

Current ratio .........................................................                  1.8                   1.4
Total debt to equity ..................................................                  0.7                   1.0

(2) Financial information for prior periods has been reclassified to reflect the Company's axle and tire business as a discontinued operation.


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